U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CAPITOL INVESTMENT CORP. IV

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

509 7th Street, N.W. Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-219146
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	New York Stock Exchange

Redeemable warrants, exercisable for Class A ordinary shares at an exercise price of $11.50 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and redeemable warrants of Capitol Investment Corp. IV (the “Company”). The description of the units, common stock and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on July 3, 2017, as amended from time to time (File No. 333-219146) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.
3.1	Memorandum and Articles of Association (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-219146) filed on July 3, 2017).
3.2	Form of Amended and Restated Memorandum and Articles of Association (included in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219146) filed on August 7, 2017).
4.1	Specimen Unit Certificate (included in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219146) filed on August 7, 2017).
4.2	Specimen Ordinary Share Certificate (included in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219146) filed on August 7, 2017).
4.3	Specimen Warrant Certificate (included in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219146) filed on August 7, 2017).
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219146) filed on August 7, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITOL INVESTMENT CORP. IV

Date: August 11, 2017	By:	/s/ Mark D. Ein
Mark D. Ein Chief Executive Officer